KEMPNER CAPITAL MANAGEMENT INC.
                                                                  CODE OF ETHICS

1.          INTRODUCTION
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      Kempner Capital Management, Inc.'s ("KCM's") investment advisory business involves a relationship of trust and confidence with our clients. That relationship is largely defined by the terms of our investment advisory agreements and similar agreements with our clients ("CLIENT AGREEMENTS"). We are also subject to various laws and regulations that govern investment advisers' conduct. This Code of Ethics and Conduct describes the general standard of conduct we expect of all employees and focuses on three specific areas where employee conduct has the potential to affect our clients' interests adversely: Misuse of Confidential Information; Personal Securities Trading; and Outside Employee Activities. Any material violations (whether by oneself or by another KCM employee) must be reported to the Chief Compliance Officer or the Managing Officer immediately upon discovery.

2.          GENERAL INFORMATION
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            a.    STANDARDS OF CONDUCT

      The following basic principles guide all aspects of KCM's business and represent the minimum standards to which we expect employees to adhere:

            (1) Our clients' interests come before employees' personal interests and, except to the extent otherwise provided in Client Agreements, before KCM's interests;

            (2) KCM must disclose fully all material facts about conflicts of which it is aware between KCM's and its employees' interests on the one hand and clients' interests on the other;

            (3) Employees must operate on KCM's and their own behalf consistently with KCM's disclosures to and arrangements with clients regarding conflicts and its efforts to manage the impacts of those conflicts;

            (4) KCM and its employees must not take inappropriate advantage of KCM's or their positions of trust with or responsibility to clients; and.

            (5) KCM and its employees must always comply with all applicable securities laws.

      It is each employee's duty to consider and adhere to these principles in all of his or her activities that involve KCM and its clients and to report to the Chief Compliance Officer any activities he or she believes may constitute or involve a violation of any law or any provision of this Code.

            b.    CATEGORIES OF EMPLOYEES

      For purposes of this Code, the term "EMPLOYEE" includes not only employees within the ordinary sense of the term, but also personnel of affiliated entities sharing office space with KCM who function as employees, officers, others who occupy a status similar to that of an officer or a member,

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                             AS OF FEBRUARY 2008
                                                                    PAGE 1 OF 12

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      and others whose activities are subject to KCM's supervision and control and include providing investment advice to clients.(1)

   ACCESS PERSONS   All employees (including temporary personnel such as
                    clerical personnel provided by an agency who are so designated by the Chief Compliance Officer) who, in the course of their normal functions or duties, make, participate in, or obtain information about clients' purchases or sales of securities. Because of KCM's size and the range of duties that employees may have, all of KCM's employees, and officers are considered "Access Persons."
                    Access persons today include:

                          o     Harris L. Kempner, Jr.

                          o     R. Patrick Rowles

                          o     Donna Gindrup

                          o     Diana Bartula

                          o     Delynn Greene

                          o     Shawn Gault

                          o     Claudie Schmidt

                          o     Karen Crummett

            c.    OTHER KEY CONCEPTS AND TERMS

      This Code uses some terms that have very specific meanings. They are generally capitalized. Some are defined in the context in which they are used. Here are some that are used throughout this Code.

         PERSONAL   Any account in which KCM or an Access Person has a
          ACCOUNT   beneficial interest, OTHER THAN an account over which the
                    Access Person has no direct or indirect influence or control. Personal Accounts typically include accounts held in an Access Person's name and other accounts held in the various forms described in APPENDIX 1. These include accounts at a brokerage firms, banks, and any other institution that effect Securities transactions or holds
                    Securities,

       BENEFICIAL   The concept of "beneficial ownership" of securities is broad
      INTEREST OR   and includes many diverse situations. An employee has a
       BENEFICIAL   "beneficial interest" not only in securities he or she owns
        OWNERSHIP   directly, but also in (i) securities his or her spouse,
                    minor children or relatives who live full time in his or her home hold, (ii) securities another person holds if the employee obtains benefits substantially equivalent to ownership (through any contract, understanding, relationship, agreement or other

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(1) The Chief Compliance Officer, in consultation with management, will determine whether and to what extent to subject additional personnel to this Code, depending on, among other things, the extent to which those personnel may have access to confidential information about, for example, KCM's involvement in particular investments.

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                             AS OF FEBRUARY 2008
                                                                    PAGE 2 OF 12

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                    arrangement) and (iii) securities held by certain types of entities that the employee controls or in which he or she has an equity interest. APPENDIX 1 CONTAINS EXAMPLES OF COMMON BENEFICIAL OWNERSHIP ARRANGEMENTS. IT IS VERY IMPORTANT TO REVIEW APPENDIX 1 IN DETERMINING COMPLIANCE WITH REPORTING REQUIREMENTS AND TRADING RESTRICTIONS.

  NON-REPORTABLE    o     Direct obligations of the United States Government;
     SECURITY
                    o     Bankers' acceptances, bank certificates of deposit,
                          commercial paper and high quality short-term debt instruments, including repurchase agreements;

                    o     Shares issued by money market funds;

                    o Shares issued by open-end investment companies (I.E., mutual funds)

                    o Shares issued by unit investment trusts that are invested exclusively in mutual funds.

    REPORTABLE      Any Security(2) OTHER THAN those listed above as
     SECURITY       Non-reportable Securities, including:

                    Private placements

      ETF'S Exchange Traded Funds must be reported, but do not require pre-clearance of trades.

    DESIGNATED      An account in the name of a KCM employee, or someone sharing
     ACCOUNT        the household with a KCM employee, which is managed by an
                    outside party. These accounts may be designated by the Chief
                    Compliance Officer to be outside the requirement for reporting quarterly transactions and annual holdings once the Chief Compliance Officer is satisfied that the employee places no trades nor requests trades in these accounts.

    WATCH LIST      The list of securities which the Investment Committee has
                    under consideration for purchase or sale on behalf of clients.

    SELL LIST       The list of securities for which limit sell orders have been placed on behalf of clients.

     BUY LIST The list of securities for which limit buy orders have been placed on behalf of clients.

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(2) A Security includes any note, stock, bond, debenture, equipment trust certificate, trade acceptance, evidence of indebtedness, certificate of deposit, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, limited liability company interest, limited partnership interest, investment contract, put, call, straddle, option, or privilege on a financial instrument or interest or group or index thereof (including any interest therein or the value thereof), swap agreement, swaption, cap, collar, floor, forward rate agreement, forward contract, forward commitment for the purchase or sale of a financial interest, contract for differences, notional principal contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, or, in general, any interest or instrument commonly known as a "security" or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of or warrant or right to subscribe to or purchase, any of the foregoing.

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                             AS OF FEBRUARY 2008
                                                                    PAGE 3 OF 12

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3.          PERSONAL TRADING
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            a.    GENERAL POLICY

      Trading in Personal Accounts is subject to review and documentation by the Chief Compliance Officer. Purchases and sales in Personal Accounts must generally follow placement of such orders on behalf of client accounts, and Personal Accounts may not hold positions contrary to positions held in client accounts (for example, buying puts on equities held in client accounts). Employees are prohibited from participating in IPO's in Personal Accounts. Investing in private placements of any kind in Personal Accounts must be pre-approved by the Chief Compliance Officer. Requests for purchases of private placements in Personal Accounts should contain an explanation as to why the issue is not appropriate for clients. Employees request this approval by completing Exhibit A, which must be signed by the Chief Compliance Officer. Designated Accounts do not require review or documentation by the Chief Compliance Officer. The Code of Ethics (particularly the personal trading policy) must be disclosed in KCM's Form ADV.

            b.    PROCEDURES FOR CONDUCTING PERSONAL ACCOUNT TRANSACTIONS:

                  1) Purchases

                  Employees cannot place orders to purchase any security for Personal Accounts if that security is listed on the Watch List. If an employee wishes to purchase a security on the Buy List, the trade in the Personal Account may be placed beginning the trade day after all purchase orders have been placed on behalf of clients. The trade must be entered at the same price ordered for clients. Purchases of issues NOT on the Watch List or Buy List, or which are not currently owned by client accounts must be approved by the Chief Compliance Officer and employees must provide an explanation of why the security is not suitable for client portfolios. Some of the factors used to determine suitability for a client portfolio are listed below.

                  o A stock is deemed to be under consideration for purchase when it is placed on the Investment Committee's Watch List. A stock is moved from the Watch List to the Buy List when limit orders are entered for client accounts.

                  o The Watch List and Buy List are reviewed at each weekly meeting of the Investment Committee and an updated Watch List and Buy List is sent to all employees at the conclusion of each Investment Committee meeting.

                  Some of the factors used to determine suitability for client portfolios are:

                  o Compatibility with the client's investment guidelines and objectives

                  o     Risk Factors

                  o Dividend Yield Required (unless there are specific exceptions voted)

                  o     P/E Multiple

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                             AS OF FEBRUARY 2008
                                                                    PAGE 4 OF 12

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                  2) Sales

                  Employees cannot place orders to sell any security for Personal Accounts if that security is listed on the Watch List. If an employee wishes to sell a security on the Sell List, the trade in the Personal Account may be placed beginning the trade day after all sell orders have been placed on behalf of clients. The trade must be entered at the same price ordered for clients.

                              A stock is deemed to be under consideration for
                  sell when it is placed on the Investment Committee's Watch List. A stock is moved from the Watch List to the Sell List when limit orders are entered for client accounts.

                              The Watch List and Sell List are reviewed at each
                  weekly meeting of the Investment Committee and an updated Watch List and Sell List is sent to all employees at the conclusion of each Investment Committee meeting.

                  If a security is not on the Watch List or Sell list, employees may sell that same security in a Personal Account that is also in client portfolios by giving a 24 hour notice of his/her intention to sell to the Chief Compliance Officer.

                  o     The 24 hour notice is valid for 5 business days.

                  o If client sell orders are entered before the employee's sell order executes, the employee's sell order must be cancelled.

                  o Employee orders cannot be re-entered until the following day after client orders are entered and must be entered at the same limit price placed on client orders from the prior day.

      KCM may, in the Chief Compliance Officer's discretion, terminate any approval of a proposed transaction based on, for example, a decision to effect transactions for clients in the relevant or a related Reportable Security. Similarly, KCM may, in the Chief Compliance Officer's discretion, require an Access Person to cancel pending orders or freeze or reverse transactions, based on developments or information that leads the Chief Compliance Officer to believe the transaction may involve a violation of law or Firm policies. Any such cancellation, freeze or reversal may, in the Chief Compliance Officer's discretion, be at the Access Person's expense.

            c.    REPORTING OBLIGATIONS

      Each Access Person must arrange for duplicate statements of all brokerage accounts to be sent directly to the Chief Compliance Officer. Additionally, each Access Person must provide the following:

            (1) LIST OF ACCOUNTS AND REPORT OF HOLDINGS. A list of all Personal Accounts in which he/she has a beneficial interest and all of his/her current holdings of Reportable Securities. The list should be in the form of LIST OF PERSONAL ACCOUNTS AND HOLDINGS (or duplicate brokerage statements accompanied with a statement that the Access Person has no other accounts containing securities or holds no private placements) and must be provided not more than 10 days after the Access Person became an Access Person and on or before February 14th of each year thereafter. Information must be as of a date no more than 45 days before the date the report is submitted or, for annual reports provided before February 14 of a year, as of December 31st of the preceding year. The CCO reviews

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                                                                  CODE OF ETHICS
                                                             AS OF FEBRUARY 2008
                                                                    PAGE 5 OF 12

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      these reports as received to assure that all required trades were reported and that there are no holdings in conflict with client positions.

            (2) QUARTERLY REPORTS. A Quarterly Transaction Report in the form of QUARTERLY LIST OF TRANSACTIONS no more than 30 days after the end of each calendar quarter. The report must represent that, other than the transactions detailed in the Access Person's account statements supplied to the Chief Compliance Officer, the Access Person has not entered into any transactions in Reportable Securities. The CCO reviews quarterly transaction reports to assure that required pre-approval had been granted, and to assure that no personal trades conflicted with trades placed on behalf of clients.

            d.    VIOLATIONS OF THE PERSONAL TRADING POLICY

      KCM may impose a variety of sanctions for violations of these Personal Trading procedures. They may range from verbal reprimand to termination of employment and may include disgorgement by the Access Person of any profit on the transaction to KCM. Disgorged profits may be paid to KCM's clients that were affected by the violation.

4.          MISUSE OF CONFIDENTIAL INFORMATION
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            a.    GENERAL POLICY

      As an employee you may acquire confidential and sensitive information during the course of performing your duties. You must not use this information to benefit yourself or KCM, either by trading based on it ("insider trading") or by providing it to others ("tipping"). APPENDIX 2 to this Code describes more fully what constitutes insider trading and tipping and the legal penalties for engaging in those activities. Refer to that Appendix if you ever have any question about what to do if you think you may have material non-public information.

            b.    TYPES OF CONFIDENTIAL INFORMATION

      This Code discusses two types of confidential information: COMPANY INSIDE INFORMATION and FIRM INSIDE INFORMATION.

         o "COMPANY INSIDE INFORMATION" is material nonpublic or confidential information about the issuer of a security or about the security itself.

         o "FIRM INSIDE INFORMATION" is information about decisions KCM is making or actively contemplating making about securities transactions and holdings in client accounts.

            c.    ACCESS TO CONFIDENTIAL INFORMATION

      We must store materials that contain confidential information (of all types) in a manner reasonably designed to prevent access by unauthorized personnel. Generally this information should be available only to employees (and outside service providers such as attorneys) who have a "need to know" in order to perform their duties for KCM. Employees should keep all confidential documents out of public view. KCM maintains password protection and other procedures to safeguard computer files from unauthorized access.

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                             AS OF FEBRUARY 2008
                                                                    PAGE 6 OF 12

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            d.    PERMITTED AND PROHIBITED USES OF CONFIDENTIAL INFORMATION

            (1) COMPANY INSIDE INFORMATION. Some employees may receive Company Inside Information about issuers in whose securities we have invested or are considering investing client assets. Our receipt of that type of information will almost always be part of, or give rise to, a special, confidential relationship with the issuer, often (but not always) set forth in a confidentiality or non-disclosure agreement between KCM and the issuer. We may use this information only for the purposes contemplated by the relationship (assuming they are lawful) and in accordance with any agreement with the issuer. NEITHER KCM NOR ANY EMPLOYEE MAY TRADE WHILE IN POSSESSION OF COMPANY INSIDE INFORMATION.

            (2) FIRM INSIDE INFORMATION. Most employees will frequently obtain Firm Inside Information in the normal course of their duties. They may use it only to perform their ordinary business functions. For example, portfolio managers and traders may use information about clients' securities transactions and holdings to determine whether to buy additional securities for those clients or to sell some or all of the clients' positions. YOU GENERALLY MAY NOT USE FIRM INSIDE INFORMATION TO TRADE FOR THE BENEFIT OF PERSONAL ACCOUNTS. Procedures for trading in these circumstances are included in KCM's Trading Policies and Procedures.

            e. PROCEDURES REGARDING RECEIPT OF INFORMATION THAT MAY BE CONFIDENTIAL

            (1) In the course of deciding whether or not to effect a transaction, either for a Personal Account or for a client account, in addition to complying with pre-approval procedures and other Firm procedures and policies, you should ask yourself whether you have any information that may constitute either Company Inside Information or Firm Inside Information. Review the definitions in this Code and APPENDIX 2 for help. Also consult with the Chief Compliance Officer if you have any questions.

            (2) If you have ANY reason to believes you may have COMPANY INSIDE INFORMATION or FIRM INSIDE INFORMATION, you should take the following actions:

                  (a) Report the matter immediately to the Chief Compliance Officer, disclosing all information you believe may be relevant.

                  (b) Do NOT buy or sell any security to which the information relates -- for any of your Personal Accounts or for any account or fund KCM or any of its affiliates manages.

                  (c) Do NOT communicate the information to anyone within or outside KCM, other than the Chief Compliance Officer or the Managing Officer. In addition, take care that the information is secure.

      The Chief Compliance Officer will instruct you about how long to continue these restrictions on trading and communication. You must resolve all questions about whether information is material or nonpublic, the applicability or interpretation of these procedures or the propriety of any action to the satisfaction of the Chief Compliance Officer before you may transaction or communicate the information.

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                             AS OF FEBRUARY 2008
                                                                    PAGE 7 OF 12

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5.          GIFTS; OUTSIDE EMPLOYEE ACTIVITIES; COMMUNICATIONS
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            a.    PERSONAL GIFTS

            (1) GENERAL POLICY. Employees may not receive personal gifts that could induce them to take actions in client accounts for reasons other than our clients' best interests. Employees may not accept gifts of cash or cash equivalents, and must evaluate entertainment to determine if it might be excessive. When in doubt, do not accept a gift or entertainment., or check with the Chief Compliance Officer or Managing Officer.

            (2) COMPLIANCE PROCEDURES. You must report promptly to the Chief Compliance Officer any personal gift presented to you by someone outside KCM, whether it is wine, tickets, a trip, favors, etc. Generally, we do not allow employees to accept gifts of more than a nominal amount (exceeding $100 in value). If a gift appears to be excessive in value, the Chief Compliance Officer will determine the appropriate response, which may include, among other outcomes, returning it to the giver, giving it to charity, or sharing it among all Firm employees.

            b.    SERVICE AS A PUBLIC COMPANY DIRECTOR

      No Access Person may serve as a director of a publicly held company without prior approval by the Chief Compliance Officer based upon a determination that service as a director would be in the best interests of any client of KCM or at least not adverse to those interests.

            c.    OTHER OUTSIDE BUSINESS INTERESTS

            (1) GENERAL POLICY. Except for service as public company directors (which is subject to the procedure discussed above), Access Persons may not engage in significant business activities outside of their activities for KCM without disclosing those activities to the Chief Compliance Officer. KCM may prohibit activities that the Chief Compliance Officer, in his/her discretion, believes (i) may pose a significant conflict of interest with KCM's activities, (ii) could result in interruption in service to its clients or (iii) could result in adverse publicity for KCM.

            (2) COMPLIANCE PROCEDURES. Each employee must take the following steps to comply with KCM's policy regarding outside business activities:

                  (a) At or before commencement of employment, complete and submit to the Chief Compliance Officer a Statement of Outside Business Activities as attached. Employees must discuss any disclosed activities with the Chief Compliance Officer at his/her request to enable him/her to determine if the activities might result in a significant conflict of interest with Adviser's activities or such employee's activities on KCM's behalf.

                  (b) Bring to the attention of the Chief Compliance Officer any prospective plans to engage in any such activities prior to initiating them.

                  (c) Provide the Chief Compliance Officer annually with an updated Statement of Outside Business Activities indicating any changes to the information contained in the Statement previously submitted.

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                             AS OF FEBRUARY 2008
                                                                    PAGE 8 OF 12

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      Any information submitted to the Chief Compliance Officer under this policy will be considered confidential and will not be discussed with anyone other than senior management or KCM's professional advisors without the employee's permission.

            c.    WRITTEN MATERIALS PREPARED BY EMPLOYEES

            (1) GENERAL POLICY. No employee may distribute any written materials that refer to KCM or the employee's activities on behalf of KCM without first submitting them to the Chief Compliance Officer for approval.

            (2) COMPLIANCE PROCEDURES. The Chief Compliance Officer will review all materials submitted pursuant to the preceding paragraph to ensure the references to KCM or its activities are accurate and do not include any confidential information (including Firm Inside Information). The Chief Compliance Officer will also determine whether the materials could have an adverse effect on KCM's reputation or business standing. To the extent the Chief Compliance Officer discovers problems with the materials, he/she may ask the employee to revise and resubmit them.

            E.    INVOLVEMENT IN LITIGATION

      You must advise the Chief Compliance Officer immediately if you become involved in any litigation, including threatened litigation, or any administrative investigation or proceeding of any kind. You must also report to the Chief Compliance Officer if you receive any subpoena, are arrested, become subject to any order, or are contacted by any regulatory authority.

            F.    POLITICAL CONTRIBUTIONS

      Political contributions made by employees must not be in any way related to KCM's business. Employee contributions over $2,000 must be reported to the Chief Compliance Officer on an annual basis, and show the candidate or issue supported, office, and amount of contribution. Employees are to discuss potential contributions with the Chief Compliance Officer if they have any question as to potential conflicts with KCM and/or its clients. Political contributions may not be made in order to obtain business for KCM.

6.          COMPLIANCE PROCEDURES
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            a.    PROCEDURES RELATED TO RECORDKEEPING AND ADMINISTRATION OF THIS
                  CODE

      The Chief Compliance Officer is responsible for implementing this Code and, in connection with doing so, following the following procedures:

         o Provide each employee with a copy of this Code, as it may be amended or supplemented;

         o Obtain each employee's written acknowledgement that he or she has received a copy of this Code;

         o Maintain in KCM's records for the periods required by applicable regulations a copy of this Code and each revision of this Code;

                  a copy of each employee's written acknowledgement of receipt of this Code;

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                                                                  CODE OF ETHICS
                                                             AS OF FEBRUARY 2008
                                                                    PAGE 9 OF 12

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                  documentation of monitoring activities required by this Code:

                  a record of each violation of this Code and the actions taken as a result of that violation; and

                  records of employee reports pursuant to this Code.

            b.    PERSONAL TRADING PROCEDURES

      The Chief Compliance Officer is responsible for implementing the following procedures related to transactions in Personal Accounts:

         o The Chief Compliance Officer will implement the procedures specified above for Personal Trading and Outside Employee Activities;

         o The Chief Compliance Officer will make himself/herself available to assist employees with questions regarding this policy.

         o The Chief Compliance Officer will document all monitoring activities required by this code.

         o The Chief Compliance Officer will review this Code on a regular basis and update it as necessary.

            c.    PROCEDURES RELATING TO MISUSE OF CONFIDENTIAL INFORMATION

      The Chief Compliance Officer is responsible for implementing the following procedures related to potential misuse of confidential information (in addition to the procedures related to transactions in Personal Accounts):

         o Whenever it is determined that an employee has received confidential information, the Chief Compliance Officer will effect whatever measures are, in her judgment, appropriate to prevent dissemination of such information.

         o Review trading activity in all accounts KCM manages with whatever frequency the Chief Compliance Officer determines is appropriate.

         o Review trading activity in all Personal Accounts with whatever frequency the Chief Compliance Officer determines is appropriate. This may include sampling.

         o Conduct an investigation when he or she has reason to believe that any employee has received and traded on confidential information or has disseminated such information to other persons.

         o In consultation with Management, apply any sanctions he or she determines are appropriate to any violation of this Code.

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                             AS OF FEBRUARY 2008
                                                                   PAGE 10 OF 12

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                  ACKNOWLEDGEMENT OF RECEIPT AND CERTIFICATION

I have read, understand, and acknowledge that I am subject to and agree to abide by the terms and provisions set forth in this Code of Ethics. I further certify that I have made all disclosures and reports required pursuant to this Code of Ethics, and that such disclosures and reports are true and accurate in all respects. I understand that violations of this Code of Ethics would subject me to sanctions, up to and including termination of my employment with Kempner Capital Management, Inc for cause.

___________________________________
Signature of Employee

___________________________________
Print Name of Employee

___________________________________
Date

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                             AS OF FEBRUARY 2008
                                                                   PAGE 11 OF 12

                                   APPENDIX 1

                              BENEFICIAL OWNERSHIP

An employee has a "beneficial ownership" interest in Reportable Securities whenever he or she has a direct or indirect pecuniary interest in those securities within the meaning of Rule 16a-1(2) under the Securities Exchange Act of 1934, as amended. Examples of such pecuniary interests include (but are not limited to) when Reportable Securities are owned:

      o By an employee for his/her own benefit, whether bearer, registered in his/her own name or otherwise;

      o By others for the employee's benefit (regardless of whether or how registered), such as securities held for the employee by custodians, brokers, relatives, executors or administrators;

      o           For an employee's account by a pledgee;

      o By a trust in which an employee has an income or remainder interest unless the employee's only interest is to receive principal if (a) some other remainderman dies before distribution or (b) if some other person can direct by will a distribution of trust property or income to the employee;

      o By an employee as trustee or co-trustee, where either the employee or any member of his/her immediate family (i.e., spouse, children and their descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as blood relationship) has an income or remainder interest in the trust;

      o By a trust of which the employee is the settlor, if the employee has the power to revoke the trust without obtaining the consent of all the beneficiaries;

      o By any partnership in which the employee or a company the employee controls (alone or jointly with others) is a general partner;

      o By a corporation or similar entity controlled by the employee alone or jointly with others;

      o In the name of the employee's spouse (unless legally separated);

      o In the name of minor children of the employee or in the name of any relative of the employee or of his/her spouse (including an adult child) who is presently sharing the employee's home. This applies even if the securities were not received from the employee and dividends are not actually used for the maintenance of the employee's home;

      o In the name of any person other than the employee and those listed in (9) and (10) above, if by reason of any contract, understanding, relationship, agreement or other arrangement the employee obtains benefits substantially equivalent to those of ownership; or

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                             AS OF FEBRUARY 2008
                                                                      APPENDIX 1

      o In the name of any person other than the employee, even though the employee does not obtain benefits substantially equivalent to those of ownership (as described in (11) above), if the employee can vest or revest title in himself/herself.

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                             AS OF FEBRUARY 2008
                                                                      APPENDIX 1

                                   APPENDIX 2

                           INSIDER TRADING BACKGROUND

KCM forbids you to trade, either personally or on behalf of others, including accounts managed by KCM, on material nonpublic information, or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." Our policy extends to activities outside as well as within your duties for KCM.

The term "insider trading" is not defined in the federal securities laws but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to the communication of material nonpublic information to others.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

1. trading by an insider while in possession of material nonpublic information,

2. trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

3.    communicating material nonpublic information to others.

The elements of insider trading and the penalties for such unlawful conduct are discussed below. If, after reviewing this policy statement, you have any questions you should consult the Chief Compliance Officer.

WHO IS AN INSIDER?

The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers and the employees of such organizations. According to the U.S. Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

WHAT IS MATERIAL INFORMATION?

Trading on inside information is not a basis for liability unless the information is material. Generally, information is "material" if there is a substantial likelihood a reasonable investor would consider it important in making his or her investment decisions, or if it is reasonably certain to have a substantial effect on the price of a company's securities. Information you should consider material includes, but is not limited to:

      o           dividend changes,

      o           earnings estimates,

                                                KEMPNER CAPITAL MANAGEMENT, LTD.
                                                                  CODE OF ETHICS
                                                             AS OF FEBRUARY 2008
                                                                      APPENDIX 2

      o           changes in previously released earnings estimates,

      o           significant merger or acquisition proposals or agreements,

      o           major litigation,

      o           liquidation problems, and

      o           extraordinary management developments.

Material information does not have to relate to a company's business. For example, in CARPENTER V. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a WALL STREET JOURNAL reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the JOURNAL and whether those reports would be favorable or not.

WHAT IS NONPUBLIC INFORMATION?

Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in DOW JONES, REUTERS ECONOMIC SERVICES, the WALL STREET JOURNAL or other publications of general circulation would be considered public.

PENALTIES FOR INSIDER TRADING

Penalties for trading on, or communicating, material nonpublic information are severe, for both the individuals involved in the unlawful conduct and their employers. Persons can be subject to some or all of the penalties below, even if they do not personally benefit from the violation.

      o           civil injunctions,

      o           treble damages,

      o           disgorgement of profits,

      o           jail sentences,

      o fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and

      o fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of KCM's Code of Ethics can be expected to result in serious sanctions by KCM, potentially including dismissal.

                                                KEMPNER CAPITAL MANAGEMENT, LTD.
                                                                  CODE OF ETHICS
                                                             AS OF FEBRUARY 2008
                                                                      APPENDIX 2

                        KEMPNER CAPITAL MANAGEMENT, INC.

             PERSONAL ACCOUNT TRADING REQUEST AND AUTHORIZATION FORM

EMPLOYEE'S NAME: ________________________________________ Date: _____________

I hereby request authorization to enter into the following securities transaction:

NAME OF COMPANY and Ticker Symbol (for bonds: CUSIP, coupon and maturity date):
_________________________________________

TYPE OF ORDER: Buy_____ Sell_____ Short_____ Short Against Box______Exchange _____ Tender_____ Other_____ (Explain:_________________________________________)

PRICE: Market ______Limit _______Stop _______Number of Shares (for bonds, principal amount): _______

BROKER/DEALER: ______________________________  Bank:______________________

NAME AND NUMBER OF ACCOUNT: ____________________________________________________

If this security is NOT on the WATCH LIST or BUY LIST and is NOT currently owned in client accounts, provide an explanation of why the security is not suitable for client portfolios. Some of the factors used to determine suitability for client portfolios are: Compatibility with the client's investment guidelines and objectives, Risk Factor, Dividend Yield Required, P/E Multiple.

________________________________________________________________________________
________________________________________________________________________________

This transaction is for investment purposes and to the best of my knowledge will comply with the relevant provisions of KCM's Code of Ethics. I do not possess any material nonpublic information concerning the securities that are the subject of this transaction or the issuer thereof.

_________________________________________

SIGNATURE OF EMPLOYEE

The above transaction is __ APPROVED based on information provided above and must be completed within 5 trading day[s] from the date of approval. If the transaction has not been completed in whole or in part, approval may be extended at the discretion of the Chief Compliance Officer upon written request by the employee.

________________________________________________   ________________________
         Chief Compliance Officer                            Date

The above transaction is __ DISAPPROVED for the following reason(s):

________________________________________________________________________________
________________________________________________   ________________________
         Chief Compliance Officer                             Date

                                                KEMPNER CAPITAL MANAGEMENT, LTD.
                                                                  CODE OF ETHICS
                                                             AS OF FEBRUARY 2008
                                                                       EXHIBIT A

                         KEMPNER CAPITAL MANAGEMENT, INC

                            LIST OF PERSONAL ACCOUNTS

                             Name(s) in Which Account
      Name of Broker                   Held                  Account Number
--------------------------------------------------------------------------------
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                    LIST OF HOLDINGS OF REPORTABLE SECURITIES

I hereby certify that the following (or the attached list or account statement(s)) is a complete listing of all Reportable Securities held in Personal Accounts or otherwise "BENEFICIALLY OWNED" by me (within the meaning described in KCM's Code of Ethics and Conduct) as of the date hereof. I further acknowledge that failure to disclose fully all Reportable Securities will violate KCM's Code of Ethics.

                         Ticker                             Number of
                      Symbol/CUSIP,                     Shares/Principal
Name of Reportable       Coupon,                            Amount of        Date
     Security        Maturity Date   Type of Security         Bonds        Acquired
-----------------------------------------------------------------------------------
___________________________________________________________________________________

___________________________________________________________________________________

___________________________________________________________________________________

___________________________________________________________________________________

___________________________________________________________________________________

___________________________________________________________________________________

___________________________________________________________________________________

      [ ] All reportable securities I own are on brokerage statements provided to KCM.

      [ ]   No reportable securities owned.

__________________________________________
Name of Employee

__________________________________________
Signature of Employee

__________________________________________
Date

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                             AS OF FEBRUARY 2008
                                                                       EXHIBIT B

                           KEMPNER CAPITAL MANAGEMENT
              QUARTERLY REPORT OF PERSONAL SECURITIES TRANSACTIONS

Our firm policy and SEC regulations require that each employee report within 30 days of the end of each quarter any personal securities transactions in any securities accounts of the employee or any immediate family or household members.

Transactions do NOT need to be reported for:

            o any account on which the employee has no direct or indirect influence or control,

            o     U. S. Treasury or government securities,

            o     open end mutual funds, including money market funds,

            o     variable annuities.

________________________________________________________________________________

____________________________________              _________________________
EMPLOYEE NAME                                     QUARTER ENDING

      ________YES, I have had personal securities transactions within the past quarter as reported on:

               (CHECK THOSE THAT APPLY)

              ( ) statement sent directly by my broker/dealer or custodian

              ( ) the attached report

      ________ NO, I have had no personal securities transactions in the past three month period.

This report is to be signed, dated and returned to DIANA BARTULA, Chief Compliance Officer, within 30 business days of the end of the quarter.

                                             ______________________________
                                             EMPLOYEE SIGNATURE

                                             ______________________________
                                             DATE

___________________________________
Compliance Officer Review & Date

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                             AS OF FEBRUARY 2008
                                                                       EXHIBIT C

                     OUTSIDE ACTIVITIES OF CURRENT EMPLOYEES

--------------------------------------------------------------------------------

All employees are required to devote their full time and efforts to the business of KCM. In addition, no person may make use of his or her position as an employee, make use of information acquired during employment, or make personal investments in a manner that may create a conflict, or the appearance of a conflict, between the employee's personal interests and the interests of KCM.

To assist in ensuring that such conflicts are avoided, an employee MUST obtain the written approval of the Chief Compliance Officer prior to:

      o Serving as a director, officer, general partner or trustee of, or as a consultant to, any business, corporation or partnership, including family owned businesses and charitable, non-profit and political organizations.

      o Accepting a second job or part-time job of any kind or engaging in any other business outside of KCM.

      o Acting, or representing that the employee is acting, as agent for a firm in any investment banking matter or as a consultant or finder.

      o Forming or participating in any stockholders' or creditors' committee (other than on behalf of KCM) that purports to represent security holders or claimants in connection with a bankruptcy or distressed situation or in making demands for changes in the management or policies of any company, or becoming actively involved in a proxy contest.

      o Receiving compensation of any nature, directly or indirectly, from any person, firm, corporation, estate, trust or association, other than KCM, whether as a fee, commission, bonus or other consideration such as stock, options or warrants.

Every employee is required to complete the attached disclosure form and have the form approved by the Chief Compliance Officer prior to serving in any of the capacities described heretofore. In addition, an employee must advise KCM if the employee is or believes that he or she may become a participant, either as a plaintiff, defendant or witness, in any litigation or arbitration. Evidence of such advice must be obtained by completion of such form with the signatures of the Chief Compliance Officer.

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                             AS OF FEBRUARY 2008
                                                                       EXHIBIT D

              STATEMENT OF OUTSIDE ACTIVITIES OF CURRENT EMPLOYEES

--------------------------------------------------------------------------------

INSTRUCTIONS:

THE FIRM EXPECTS ITS FULL-TIME EMPLOYEES TO DEVOTE THEIR FULL BUSINESS DAY TO THE BUSINESS OF THE FIRM AND TO AVOID ANY OUTSIDE EMPLOYMENT, POSITION, ASSOCIATION OR INVESTMENT THAT MIGHT INTERFERE OR APPEAR TO INTERFERE WITH THE INDEPENDENT EXERCISE OF THE EMPLOYEE'S JUDGMENT REGARDING THE BEST INTERESTS OF THE FIRM AND ITS CLIENTS. SHOULD AN ACTIVITY OR INVESTMENT BE DEEMED A CONFLICT OF INTEREST, OR APPEAR TO CREATE A CONFLICT OF INTEREST, BETWEEN THE EMPLOYEE AND THE FIRM, THE EMPLOYEE MAY BE REQUIRED TO TERMINATE SUCH.

_____________________________________      ____________________________________
          Name of Employee                                 Date

SECTION A.  GENERAL (ALL EMPLOYEES MUST COMPLETE ALL QUESTIONS IN SECTION A.)

1. [ ] Yes   [ ] No    I am seeking approval to become a director, officer,
                       general partner, sole proprietor or employee of, or a
                       consultant or contributor to, an organization or entity
                       other than KCM. If yes, complete only Sections B and G.

2. [ ] Yes   [ ] No    I am seeking approval to serve or to agree to serve in a
                       fiduciary capacity as an administrator, conservator,
                       executor, guardian or trustee. If yes, complete only
                       Sections C and G.

3. [ ] Yes   [ ] No    I am seeking approval to serve or to participate in a
                       security holders' or creditors' committee or to become
                       actively involved in a proxy contest seeking a change in
                       the management or control of an organization or entity.
                       If yes, complete only Sections F and G.

4. [ ] Yes   [ ] No    I anticipate becoming involved or participating in an
                       arbitration or litigation, either as a plaintiff,
                       defendant or witness. If yes, complete only Sections F
                       and G.

SECTION B.   EMPLOYMENT RELATIONSHIPS

Name of Organization or Entity:                     ________________________________________________________

Employee's Position or Function:                    ________________________________________________________

Activity or Business of Organization or Entity:     ________________________________________________________

Type of Organization or Entity:                     ________________________________________________________

Date Association with Organization or Entity will
Commence:                                           ________________________________________________________

Hours Devoted Per Day:                              During Business Hours ____ During Non-Business Hours ___

Annual Compensation From Organization or Entity:    ________________________________________________________

Financial Interest in Organization or Entity:       ________________________________________________________

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                             AS OF FEBRUARY 2008
                                                                       EXHIBIT D

TO THE BEST OF YOUR KNOWLEDGE:

Does any material adverse information exist concerning the organization or entity?   [ ] Yes   [ ] No
Does any conflict of interest exist between KCM and the organization or entity?      [ ] Yes   [ ] No
Does the organization or entity have a business relationship with KCM?               [ ] Yes   [ ] No

           IF YES TO ANY OF THE ABOVE, PLEASE ATTACH FULL EXPLANATION.

SECTION C.   FIDUCIARY RELATIONSHIPS

Name of Person or Organization or Entity Employee
will be Acting for:                                 ________________________________________________________

Employee's Fiduciary Capacity:                      ________________________________________________________

Basis for Appointment:
(e.g., Family Related)                              ________________________________________________________

Annual Compensation for Serving:                    ________________________________________________________

Have securities or futures accounts (other than Federal Reserve Board "Treasury       [ ] Yes   [ ] No
Direct" accounts) been opened for the benefit of the person or organization or entity and will the employee have the authority to make investment decisions for such accounts?

     IF YES, PLEASE COMPLETE AND ATTACH EMPLOYEE SECURITIES/FUTURES ACCOUNT
                                DISCLOSURE FORM.

TO THE BEST OF YOUR KNOWLEDGE:

Does any material adverse information exist concerning the organization or entity?    [ ] Yes   [ ] No
Does any conflict of interest exist between KCM and the organization or entity?       [ ] Yes   [ ] No
Does the organization or entity have a business relationship with KCM?                [ ] Yes   [ ] No

           IF YES TO ANY OF THE ABOVE, PLEASE ATTACH FULL EXPLANATION.

SECTION D.   CONTROL INTERESTS

Name of Organization or Entity:                     ________________________________________________________

Type and Size of Interest:                          ________________________________________________________

Ownership Percentage:                               ________________________________________________________

Activity or Business of Organization or Entity:     ________________________________________________________

Date Interest to be Acquired:                       ________________________________________________________

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                             AS OF FEBRUARY 2008
                                                                       EXHIBIT D

TO THE BEST OF YOUR KNOWLEDGE:

Does any material adverse information exist concerning the organization or entity?    [ ] Yes   [ ] No
Does any conflict of interest exist KCM and the organization or entity?               [ ] Yes   [ ] No
Does the organization or entity have a business relationship with KCM?                [ ] Yes   [ ] No

           IF YES TO ANY OF THE ABOVE, PLEASE ATTACH FULL EXPLANATION.

SECTION E.   CLAIMANT COMMITTEES/PROXY CONTESTS

Type of Committee (If Applicable):                  ________________________________________________________

Target Organization or Entity:                      ________________________________________________________

Activity or Business of Organization or Entity:     ________________________________________________________

Type of Organization or Entity:                     ________________________________________________________

Employee Role or Function:                          ________________________________________________________

TO THE BEST OF YOUR KNOWLEDGE:

Does any conflict of interest exist between KCM and the organization or entity?       [ ] Yes   [ ] No
Does the organization or entity have a business relationship with KCM?                [ ] Yes   [ ] No

           IF YES TO ANY OF THE ABOVE, PLEASE ATTACH FULL EXPLANATION.

SECTION F.   ARBITRATION/LITIGATION

Employee Role:           Plaintiff   [ ]   Defendant   [ ]   Witness   [ ]

Title of Action:         _________________________________________________

Description of Action:   _________________________________________________

                         _________________________________________________

                         _________________________________________________

TO THE BEST OF YOUR KNOWLEDGE:

Is KCM involved in or affected by this action?                                        [ ] Yes   [ ] No
Is any KCM client, counterparty or vendor involved in or affected by this action?     [ ] Yes   [ ] No

           IF YES TO ANY OF THE ABOVE, PLEASE ATTACH FULL EXPLANATION.

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                             AS OF FEBRUARY 2008
                                                                       EXHIBIT D

SECTION G.   EMPLOYEE AFFIRMATION

I affirm that the above information is accurate and complete as of the date hereof. I understand that I am under an obligation during my employment with the firm to obtain the approval of the Chief Compliance Officer prior to engaging in outside activities or making certain investments, as more fully described in the firm policy and to advise the firm if I become or I believe I may become a participant, either as a plaintiff, defendant or witness in any litigation or arbitration. I also agree to advise the Chief Compliance Officer promptly if the information herein changes or becomes inaccurate.

_____________________________________      ____________________________________
       Signature of Employee                              Date

SECTION H.   POLITICAL CONTRIBUTIONS

   Any KCM employee must report any political contribution exceeding $2000.

   Person, Organization, or Issue receiving   Amount    Date
                Contribution

[ ] I affirm that to the best of my knowledge there was no conflict with KCM and/or its clients with this political candidate, incumbent, organization, or issue.

______________________________________    _______________________________
Signature of Employee                                   Date

______________________________________    _______________________________
Signature of Chief Compliance Officer                   Date

SECTION I.   CHIEF COMPLIANCE OFFICER
             APPROVAL/NOTIFICATION

________________________________________   ____________________________________
 Signature of Chief Compliance Officer                    Date

________________________________________
   Name of Chief Compliance Officer

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                             AS OF FEBRUARY 2008
                                                                       EXHIBIT D